UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

KKR & CO. L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34820

Delaware	26-0426107
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9 West 57th Sreet, Suite 4200
New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 750-8300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On December 16, 2013, KKR & Co. L.P., a Delaware limited partnership (“KKR”), KKR Fund Holdings L.P., an exempted limited partnership formed under the laws of the Cayman Islands (“KKR Fund Holdings”), Copal Merger Sub LLC, a Delaware limited liability company (“Merger Sub” and, taken together with KKR Fund Holdings and KKR, the “KKR Parties”), and KKR Financial Holdings LLC, a Delaware limited liability company (“KFN”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which KFN will become a wholly-owned subsidiary of KKR Fund Holdings (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement.  KFN is managed by KKR Financial Advisors LLC, a subsidiary of KKR, pursuant to a management agreement.

At the effective time of the Merger, each former common share of KFN issued and outstanding immediately prior to the effective time (excluding any common shares held by KKR Fund Holdings or any of its subsidiaries) will be converted into the right to receive 0.51 KKR common units, together with cash in lieu of fractional units subject to possible adjustment pursuant to the Merger Agreement in the event of any share distribution or other distribution payable in KKR common units or KFN common shares and in the event of any share split, exchange of shares or similar event.  KFN’s 7.375% Series A LLC Preferred Shares issued and outstanding will remain outstanding Preferred Shares of KFN at the time of the Merger.  As of December 13, 2013, KFN had issued and outstanding an aggregate of 204,824,159 common shares and 14,950,000 7.375% Series A LLC Preferred Shares.

In connection with the Merger, each outstanding option to purchase KFN common shares will be cancelled and converted into the right to receive an amount in cash equal to the excess of (i) the cash value of the number of KKR common units that a holder of one KFN common share would be entitled to in the Merger over (ii) the exercise price per KFN common share subject to such option. In addition, each phantom share issued under KFN’s deferred compensation plan will be converted into a phantom share in respect of 0.51 KKR common units and otherwise remain subject to the terms of the plan.

The respective boards of directors of KFN, Fund Holdings and the general partner of KKR, and the sole member of Merger Sub, have each approved the Merger Agreement, and the board of directors of KFN has approved and agreed to recommend that KFN’s shareholders adopt the Merger Agreement.  The board of directors of KFN, in making such approvals, acted upon the unanimous recommendation of a committee of independent and disinterested directors that was appointed to review and negotiate, and make a recommendation to the full KFN board of directors with respect to the transactions contemplated by the Merger Agreement.  The acquisition of KFN has also been approved by the independent directors of the general partner of KKR.

The Merger Agreement contains various representations, warranties and covenants of the KKR Parties and KFN, including, among others, covenants not to engage in certain kinds of transactions during the period between the execution of the Merger Agreement and the completion of the Merger.  KFN has also agreed not to (i) solicit proposals relating to certain alternative transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction.

Completion of the Merger is subject to various conditions, including, among others: (i) approval of the holders of a majority of KFN’s outstanding common shares, including a majority of KFN’s outstanding common shares held by persons other than KKR and its affiliates, (ii) expiration or earlier termination of any applicable waiting period and receipt of regulatory consents, approvals and clearances, in each case, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under other antitrust laws, (iii) the absence of any judgment, injunction, order or decree prohibiting or enjoining the completion of the Merger, (iv) effectiveness of the Form S-4 registration statement relating to the KKR common units to be issued in the Merger, and (v) listing of such KKR common units on the New York Stock Exchange.

In addition, the obligation of the parties to complete the Merger is subject to certain other conditions, including (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects, (iii) receipt by KKR of a payoff letter with respect to the termination of KFN’s existing credit facility and the satisfaction and discharge of all obligations and security interests thereunder, and (iv) receipt by KKR of a statement in accordance with Treasury Regulation Section 1.1445-11T(d)(2) certifying that 50% or more of the value of the gross assets of KFN does not consist of U.S. real property interests, or that 90% or more of the value of the gross assets of KFN does not consist of U.S. real property interests plus cash or cash equivalents.

The Merger Agreement contains certain termination rights for both the KKR Parties and KFN, including if the Merger is not completed on or before September 16, 2014 or if the requisite approvals of KFN common shareholders is not obtained.  The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, KFN will be required to pay to Merger Sub or its designee, a termination payment of $26,250,000 (unless such payment is waived), or, in certain other circumstances in which the Merger Agreement is terminated, KFN will be required to reimburse the KKR Parties for their expenses up to $7.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms.  It is not intended to be a source of financial, business or operational information about KKR, KFN or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of KKR, KFN or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01                                           Regulation FD Disclosure

On December 16, 2013, KKR and KFN issued a joint press release announcing the execution of the Merger Agreement.  The joint press release is furnished as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Some of the matters discussed in this Current Report on Form 8-K (including Exhibit 99.1) may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. The following factors, among others, could cause actual results to vary from the forward-looking statements: the ability of the parties to satisfy the conditions precedent and consummate the proposed Merger, the timing of consummation of the proposed Merger, the ability of the parties to secure any required shareholder or regulatory approvals in a timely manner or on the terms desired or anticipated, the ability to achieve anticipated benefits and savings, risks related to disruption of management’s attention due to the pending Merger, operating results and businesses generally, the outcome of any legal proceedings related to the proposed Merger and the general risks associated with the respective businesses of KKR and KFN, including the general volatility of the capital markets, terms and deployment of capital, volatility of the KKR or KFN share prices, changes in the asset management industry, interest rates or the general economy, underperformance of KKR’s and KFN’s assets and investments and decreased ability to raise funds and the degree and nature of KKR’s and KFN’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Additional information about factors affecting KKR is available in KKR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, and other filings with the SEC, which are available at www.sec.gov.

Additional Information for KFN Common Shareholders

In connection with the proposed transaction, KKR currently intends to file a Registration Statement on Form S-4 that will include a proxy statement/prospectus of KFN. KKR also plans to file other relevant materials with the SEC. Shareholders of KFN are urged to read the proxy statement/prospectus contained in the Registration Statement and other relevant materials because these materials will contain important information about the proposed transaction. These materials will be made available to the shareholders of KFN at no expense to them. The Registration Statement and other relevant materials, including any documents incorporated by reference therein, may be obtained free of charge at the SEC’s website at www.sec.gov or for free from KKR at http://ir.kkr.com/ or by emailing Investor-Relations@kkr.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by KKR with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information or its public reference room.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01                                           Financial Statements and Exhibits

(d)  Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

KKR & CO. L.P.
By: KKR Management LLC, its general partner

	By:	/s/ David J. Sorkin
	Name:	David J. Sorkin
	Title:	General Counsel
Date: December 16, 2013

Exhibit Index

Exhibit Number	Description
2.1	Merger Agreement, dated as of December 16, 2013, among KKR & Co. L.P., KKR Fund Holdings L.P., Copal Merger Sub LLC, a Delaware limited liability company and KKR Financial Holdings LLC.
99.1	Joint press release of KKR & Co. L.P. and KKR Financial Holdings LLC, dated December 16, 2013, announcing the execution of the Merger Agreement.